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SCHEDULE 14A

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 The following communication is a shareholder message from Esso SAF President & CEO.

Interview of the président

Antoine du Guerny

CHAIRMAN AND PRESIDENT OF THE BOARD of ESSO S.A.F.

2020 was impacted by the pandemic and no corner of the economy was spared. What were the direct effects of the sanitary crisis on Esso SAF’s operations and financial results?

The pandemic will remain the highlight of 2020, with the economic downturn that followed. The Covid-19 pandemic led to a global decline in the demand of petroleum products of around 9%. This gap between supply and demand led to a drop in crude oil prices of 35% on average over the year. In France, the market was significantly affected, with a 15% decrease in the demand of refined products which caused a collapse in gross refining margins. These margins even remained negative for part of the second half of 2020 and averaged 11 euros per ton* over the year. This has resulted in heavy operational losses and we have had to significantly reduce costs and reorganize our businesses.

*	Gross Refining Margins published by DGEC (Energy and Climate Department of the French Ministry of the Ecology)

Energy and petroleum products suppliers have made every effort to maintain an uninterrupted supply of essential energy and products in order to help sustain the French economy and maintain the continuity of critical activities. How has company adapted its operations as well as its support functions?

The engagement and involvement of all of Esso’s teams as well as those of our service providers should be commended. Despite the constraints of the Covid-19, we maintained an uninterrupted supply of essential products and an impressive overall operational performance. Protecting people’s health has remained our priority with the reliability of our operations. We managed to continuously adapt our production units in a highly volatile market by meeting the needs of our customers. The utilization rates of our refineries are logically lower than in previous years, constrained by demand and storage capacity. This crisis has served as a reminder that the products we manufacture are essential to support our economy, even when it is functioning at a slower pace.

In recent years, investments in your industrial assets have been significant, allowing refineries to operate optimally. Is the crisis forcing you to review your future plans?

The pandemic and its impact on our industry have changed the situation. Projects planned for 2021-2022 have been postponed and their relevance will have to be assessed in light of the new context of our markets impacted by an oversupply in petroleum products, but also based on the new energy transition ambitions that will lead us to reduce the carbon footprint of our industrial processes and the products we sell. We are resolutely positioning ourselves towards a low-carbon future around four clear goals. First of all by mitigating emissions from our operations by increasing the energy efficiency of our units. Second, by helping our customers to reduce their emissions by marketing more efficient products to reduce their consumption and incorporating bio-components into our products. We are also moving towards new solutions through our integration with Exxon Mobil, including future biofuel developments, the potential use of green hydrogen and opportunities that could be offered by carbon capture and storage. Finally, we are constructively and rationally involved in the climate debate, in order to inform all stakeholders on the implications of this transition.

Would you say that the crisis we are going through is an accelerator of this energy transition**?

The crisis itself is not an accelerator of the energy transition; it has reinforced the already ambitious targets of the energy transition that represent a certain number of challenges for our industry and for society at large. Understandably, government bodies in France and Europe are using the energy transition as instrument to boost economic activity with the recovery plan and the hydrogen plan unveiled in 2020. Not to mention the regulatory framework that will evolve from 2021 onwards to include the new European Green Deal targets for 2030. The transformation that is underway will also provide opportunities to assert our low-carbon positioning and enable us to continue to provide, at a cost acceptable to society, the products our economies need.

**	Shifts in energy use to cope with rising demand and to curb carbon

How does the refining sector, considerably affected by the crisis, see the future?

We continue to assert that our industry has solutions to support the carbon neutrality expected by 2050. Esso intends to remain a supplier of liquid fuels during the transition period and is already preparing for the biofuel incorporation requirements that will result from the European Green Deal, before considering a move towards the production of advanced low carbon liquid fuels. Production of the latter is the projected transition route in which the European Refining industry plans to engage as highlighted by Fuels Europe. In order to achieve this, the transformation of our industry will need to be associated with an ambitious investment support strategy but also by a favorable regulatory environment. For this to happen, technological neutrality and fair economic conditions, clearly established over time, are essential. A carbon adjustment mechanism at borders -a principle that is already supported by the European Commission and France -that is fair and transparent, without penalizing exports, must be put implemented order to preserve the competitiveness of our industries.

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